EXHIBIT 99.2
LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF OPERATIONS

	First Quarter Ended

(Unaudited, amounts in thousands, except per share data)	7/25/09	7/26/08
Sales	$262,671	$321,652
Cost of sales
Cost of goods sold	181,549	235,596
Restructuring	736	5,795
Total cost of sales	182,285	241,391
Gross profit	80,386	80,261
Selling, general and administrative	77,456	91,270
Write-down of intangibles	—	1,292
Restructuring	301	781
Operating income (loss)	2,629	(13,082)
Interest expense	980	1,495
Interest income	276	932
Other income, net	711	143
Earnings (loss) before income taxes	2,636	(13,502)
Income tax expense (benefit)	439	(5,044)
Net income (loss)	2,197	(8,458)
Less net income attributable to noncontrolling interests	214	86
Net income (loss) attributable to La-Z-Boy Incorporated	$1,983	$(8,544)

Basic average shares	51,479	51,428
Basic net income (loss) attributable to La-Z-Boy Incorporated per share	$0.04	$(0.17)

Diluted average shares	51,479	51,428
Diluted net income (loss) attributable to La-Z-Boy Incorporated per share	$0.04	$(0.17)

Dividends paid per share	$—	$0.04

During the first quarter of fiscal 2010, we implemented SFAS No. 160, the new accounting standard which changes how companies account for noncontrolling interests.  Refer to our Form 10-Q for the quarter ended July 25, 2009 for additional information.

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands)	7/25/09	4/25/09
Current assets
Cash and equivalents	$38,333	$17,364
Restricted cash	500	18,713
Receivables, net of allowance of $24,408 at 7/25/09 and $28,385 at 4/25/09	137,552	147,858
Inventories, net	142,276	140,178
Deferred income taxes—current	795	795
Other current assets	28,074	22,872
Total current assets	347,530	347,780
Property, plant and equipment, net	146,593	150,234
Trade names	3,100	3,100
Other long-term assets, net of allowance of $1,492 at 7/25/09 and $4,309 at 4/25/09	48,359	51,431
Total assets	$545,582	$552,545

Current liabilities
Current portion of long-term debt	$2,121	$8,724
Accounts payable	39,245	41,571
Accrued expenses and other current liabilities	77,037	75,733
Total current liabilities	118,403	126,028
Long-term debt	47,052	52,148
Deferred income taxes	732	724
Other long-term liabilities	65,657	63,875
Contingencies and commitments	—	—
Equity
La-Z-Boy Incorporated shareholders’ equity:
Common shares, $1 par value	51,480	51,478
Capital in excess of par value	198,361	205,945
Retained earnings	81,352	70,769
Accumulated other comprehensive loss	(22,059)	(22,698)
Total La-Z-Boy Incorporated shareholders' equity	309,134	305,494
Noncontrolling interests	4,604	4,276
Total equity	313,738	309,770
Total liabilities and equity	$545,582	$552,545

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	First Quarter Ended
(Unaudited, amounts in thousands)	7/25/09	7/26/08
Cash flows from operating activities
Net income (loss)	$2,197	$(8,458)
Adjustments to reconcile net income (loss) to cash provided by operating activities
Gain on sale of assets	(13)	(2,066)
Write-down of intangibles	—	1,292
Restructuring	1,037	6,576
Provision for doubtful accounts	2,362	4,203
Depreciation and amortization	6,109	5,954
Stock-based compensation expense	1,007	869
Change in receivables	8,898	14,170
Change in inventories	(2,098)	10,906
Change in payables	(2,326)	(6,448)
Change in other assets and liabilities	(3,396)	(23,718)
Change in deferred taxes	8	1,161
Total adjustments	11,588	12,899
Net cash provided by operating activities	13,785	4,441

Cash flows from investing activities
Proceeds from disposals of assets	1,686	4,981
Capital expenditures	(1,439)	(7,372)
Purchases of investments	(1,199)	(5,449)
Proceeds from sales of investments	2,664	5,794
Change in restricted cash	17,007	(288)
Change in other long-term assets	(15)	71
Net cash provided by (used for) investing activities	18,704	(2,263)

Cash flows from financing activities
Proceeds from debt	10,460	14,635
Payments on debt	(22,159)	(18,857)
Dividends paid	—	(2,077)
Net cash used for financing activities	(11,699)	(6,299)

Effect of exchange rate changes on cash and equivalents	179	(39)
Change in cash and equivalents	20,969	(4,160)
Cash and equivalents at beginning of period	17,364	14,477
Cash and equivalents at end of period	$38,333	$10,317

Cash paid (net of refunds) during period – income taxes	$266	$923
Cash paid during period – interest	$725	$1,126

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	First Quarter Ended
(Unaudited, amounts in thousands)	7/25/09	7/26/08
Sales
Upholstery Group	$196,692	$237,118
Casegoods Group	35,865	48,121
Retail Group	35,961	42,427
VIEs/Eliminations	(5,847)	(6,014)
Consolidated	$262,671	$321,652

Operating income (loss)
Upholstery Group	$16,290	$9,857
Casegoods Group	(121)	1,377
Retail Group	(5,668)	(10,010)
Corporate and Other*	(6,835)	(6,438)
Restructuring	(1,037)	(6,576)
Intangible Write-down	—	(1,292)
	$2,629	$(13,082)

*Variable Interest Entities ("VIEs") are included in corporate and other.